                                                            EXHIBIT 4.2

                                                 FEDERAL IDENTIFICATION
                                                         NO. 04-2795294

                   THE COMMONWEALTH OF MASSACHUSETTS

                        WILLIAM FRANCIS GALVIN
                     SECRETARY OF THE COMMONWEALTH
         ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

                      CERTIFICATE OF CORRECTION
              (GENERAL LAWS, CHAPTER 156B, SECTION 6A)

1. Exact name of corporation: PRECISION OPTICS CORPORATION, INC.

2. Document to be corrected: ARTICLES OF AMENDMENT

3. The above mentioned document was filed with the Secretary of the Commonwealth on November 22, 1999.

4. Please state the inaccuracy or defect in said document:

   Said Articles of Amendment were filed on behalf of the corporation changing the number of authorized shares of common stock from 10,000,000 shares, no par value to 20,000,000 shares, no par value. The 20,000,000 shares of common stock should have a par value of $0.01.

5. Please state corrected version of the document:

   The corporation is authorized to issue 20,000,000 shares of common stock, with par value of $0.01.



NOTE: THIS CORRECTION SHOULD BE SIGNED BY THE PERSON(S) REQUIRED BY LAW TO SIGN THE ORIGINAL DOCUMENT.

SIGNED UNDER THE PENALTIES OF PERJURY, this 14th day of January, 2000.

/s/ Richard Forkey, *President,
-------------------

/s/ Jack P. Dreimiller, *Clerk.
-----------------------
*DELETE THE INAPPLICABLE WORDS

NOTE: IF THE INACCURACY OR DEFECTS TO BE CORRECTED IS NOT APPARENT ON THE FACE OF THE DOCUMENT, MINUTES OF THE MEETING SUBSTANTIATING THE ERROR MUST BE FILED WITH THE CERTIFICATE. ADDITIONAL INFORMATION MAY BE PROVIDED ON SEPARATE 8 1/2 X 11 SHEETS OF WHITE PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH.

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2795294

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We, RICHARD E. FORKEY, PRESIDENT
    ----------------------------------------------------------------------------

and JACK P. DREIMILLER
    ----------------------------------------------------------------------------

of PRECISION OPTICS CORPORATION, INC.
   -----------------------------------------------------------------------------

located at 22 EAST BROADWAY, GARDNER, MASSACHUSETTS 01440
           ---------------------------------------------------------------------

certify that these Articles of Amendment affecting articles numbered: III
                                                                      ----------

of the Articles of Organization were duly adopted at a meeting held on

NOVEMBER 9, 1999, by vote of: 7,205,181 shares of COMMON of 7,687,595 shares outstanding, being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:


WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
TYPE         NUMBER OF SHARES     TYPE        NUMBER OF SHARES    PAR VALUE

Common:      10,000,000           Common:

Preferred:                        Preferred:

CHANGE the total authorized to:


WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
TYPE       NUMBER OF SHARES      TYPE         NUMBER OF SHARES   PAR VALUE
Common:    20,000,000            Common:

Preferred:                       Preferred:

      The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     ------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 16TH day of NOVEMBER, 1999
                                                        --------------

  /s/    RICHARD E. FORKEY                                           , President
---------------------------------------------------------------------

 /s/     JACK P. DREIMILLER                                          , Clerk
---------------------------------------------------------------------

FORM CD-72-30M-4/86-808881

                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2795294

                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

                  This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
                  Section 114. Make check payable to the Commonwealth of Massachusetts.

      I, Richard Forkey, President and Clerk of

                       PRECISION OPTICS CORPORATION, INC.
--------------------------------------------------------------------------------

located at               22 EAST BROADWAY, GARDNER, MA
          ----------------------------------------------------------------------

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted by unanimous written consent of the stockholders dated June 21, 1990.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:


                                  NO PAR VALUE                 WITH PAR VALUE                  PAR
      KIND OF STOCK             NUMBER OF SHARES              NUMBER OF SHARES                VALUE

         COMMON                                                  200,000                      $.01

        PREFERRED

CHANGE the total to:


                                  NO PAR VALUE                 WITH PAR VALUE                   PAR
      KIND OF STOCK             NUMBER OF SHARES              NUMBER OF SHARES                 VALUE
         COMMON                                                  10,000,000                   $.01

        PREFERRED

VOTED: That the Articles of Organization of the Corporation be and hereby are amended as follows: (a) under Article 2, to add to the Corporation's purposes the following business activities: "To carry on any manufacturing, mercantile, selling, management, service, or other business, operation, or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph"; (b) under Article 3, to change the 200,000 shares of Common Stock, par value $0.01 per share, currently authorized, of which 100,000 shares are outstanding, into 4,300,000 shares of Common Stock, par value $0.01 per share, of which 2,150,000 shall be outstanding, and to increase the number of shares of Common Stock, par value $0.01 per share, that the Corporation is authorized to issue to 10,000,000 shares; (c) under Article 5, to delete in their entirety the restrictions imposed upon the transfer of shares of stock of any class of stock under Article 5 of the Articles of Organization; and (d) under Article 6, to add to the Corporation's other lawful provisions the provisions enumerated in Exhibit B to this Consent;

                              (Exhibit B Attached)

      The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of June, in the year 1990.

         /s/        RICHARD E. FORKEY                               , President
---------------------------------------------------------------------

         /s/        EDWARD BENJAMIN                                 , Clerk
---------------------------------------------------------------------

                                                                       EXHIBIT B

      6.1. The corporation may carry on any business, operation, or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction with or in a joint venture or other arrangement with any corporation, association, trust, firm, or individual.

      6.2. The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

      6.3. The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

      6.4. The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

      6.5. Meetings of the stockholders may be held anywhere in the United
States.

      6.6. Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts, or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

      6.7. The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits, and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

      6.8. The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

      6.9. The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer, or stockholder of this corporation individually, or any individual having any interest in any concerning which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders, or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction, or other act of the corporation, and

      (1) such contract, transaction, or act shall not be in any way invalidated or otherwise affected by that fact;

      (2) no such director, officer, stockholder, or individual shall be liable to account to the corporation for any profit or benefit realized through any such contract, transaction, or act; and

      (3) any such director of the corporation may be counted in determining the existence the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction, or act, and may vote to authorize the same;

provided, however, that any contract, transaction, or act in which any director or officer of the corporation is so interested individually or as a director, officer, trustee, or member of any concern which is not a subsidiary or affiliate of the corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of the corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

      the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member, or beneficiary of any concern;

      the term "concern" meaning any corporation, association, trust, partnership, firm, person, or other entity other than the corporation; and

      the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners, or controlling persons is elected or appointed by the directors of the corporation, or is constituted of the directors or officers of the corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding and entitled to vote for the election of directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction, or act) shall validate any contract, transaction, or act of the corporation, or of the board of directors or any committee thereof, with regard to all stockholders of the corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under the corporation; provided, however, that

      A. with respect to the authorization or ratification of contracts, transactions, or acts in which any of the directors, officers, or stockholders of the corporation have an interest, the nature of such contracts, transactions, or acts and the interest of any director, officer, or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

      B. the stockholders so voting shall have made any findings required by law;

      C. the stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

      D. any failure of the stockholders to authorize or ratify such contract, transaction, or act shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors, officers or employees of its or their right to proceed with or enforce such contract, transaction, or act.

If the corporation has more than one class or series of capital stock outstanding, the vote required by this paragraph shall be governed by the provisions of the Articles of Organization applicable to such classes or series.

No contract, transaction, or act shall be avoided by reason of any provision of this paragraph 6.9 which would be valid but for such provision or provisions.

      6.10. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      6.11. The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth

                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2795294

                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

              This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section
              114. Make check payable to the Commonwealth of Massachusetts.

We, Richard E. Forkey, President and
       Richard E. Forkey, Clerk of

                       PRECISION OPTICS CORPORATION, INC.
--------------------------------------------------------------------------------

located at               22 EAST BROADWAY, GARDNER, MA 01440
           ---------------------------------------------------------------------

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted by unanimous written consent on May 25, 1989, by vote of

100 shares of COMMON STOCK out of 100 shares outstanding, being at least a majority of each class outstanding and entitled to vote therein.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:


                                  NO PAR VALUE                 WITH PAR VALUE                   PAR
      KIND OF STOCK             NUMBER OF SHARES              NUMBER OF SHARES                 VALUE

         COMMON                     100

        PREFERRED


CHANGE the total to:


                                  NO PAR VALUE                 WITH PAR VALUE                   PAR
      KIND OF STOCK             NUMBER OF SHARES              NUMBER OF SHARES                 VALUE
         COMMON                                                    200,000                     $0.01

        PREFERRED

VOTED: That the Articles of Organization of the Corporation be and hereby are amended to change the 100 shares of Common Stock, no par value per share, currently authorized, of which 100 shares are outstanding, into 100,000 shares of Common Stock, $0.01 per share, of which 100,000 shares shall be outstanding, and to increase the number of shares of Common Stock, par value $0.01 per share, that the Corporation is authorized to issue to 200,000 shares.

      The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, WE HAVE HERETO SIGNED OUR NAMES THIS 26th day of May, in the year 1989.

/s/        RICHARD E. FORKEY                                         , President
---------------------------------------------------------------------

/s/        RICHARD E. FORKEY                                         , Clerk
---------------------------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS
                             MICHAEL JOSEPH CONNOLLY
                          SECRETARY OF THE COMMONWEALTH
                                   STATE HOUSE
                               BOSTON, MASS. 02133

                            ARTICLES OF ORGANIZATION
                              (UNDER G.L. CH. 156B)
                                  INCORPORATORS

NAME                                                         POST OFFICE ADDRESS

      INCLUDE GIVEN NAME IN FULL IN CASE OF NATURAL PERSONS, IN CASE OF A CORPORATION, GIVE STATE OF INCORPORATION.

Richard Forkey                              125 East Road, Westminster, MA 01473




         The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

         1.       The name by which the corporation shall be known is:

                       PRECISION OPTICS CORPORATION, INC.

         2. The purposes for which the corporation is formed are as follows:

Precision Optics Corporation, Inc. has been formed to provide a variety of services and products to the United States Government, various specialized industrial customers as well as individual consumers. These goods and services include, but are not limited to, the provision of engineering, technical, marketing and management consultation in optical intensive and multi-disciplined fields of technology; the design, development and production of optical systems and specialized components of both conventional and unconventional optical materials; the development, production and marketing of optical, laser-related and other technology oriented instrumentation for measurement, process control and robotic application in both industrial and consumer markets.

         3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:


                                  NO PAR VALUE                  WITH PAR VALUE
     CLASS OF STOCK             NUMBER OF SHARES        NUMBER OF SHARES    PAR          AMOUNT
                                                                           VALUE

        PREFERRED                                                                         $

         COMMON                   100


         *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special rights or privileges as to each class thereof and any series now established:

         *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                  In the event that any of the stockholders or legal representatives desire to sell their stock, they shall offer the stock to the corporation for sale at least thirty days prior to the actual sale to another party. In the event that the corporation does not buy the stock within that period of time, the stockholder will be free to sell the stock to any person.

         *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors, or stockholders or of any class of stockholders.

*If there are no provisions, state  None.

         7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk whose names are set out below have been duly elected.

         8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after date of filing).

         9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

                  a. THE POST OFFICE ADDRESS of the INITIAL PRINCIPAL OFFICE of the corporation in Massachusetts:

                                     125 East Road, Westminster, MA 01473

                  b. The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:


              NAME                 RESIDENCE POST OFFICE ADDRESS

PRESIDENT: RICHARD FORKEY          125 EAST ROAD, WESTMINSTER, MA 01473
--------------------------------------------------------------------------------

TREASURER: RICHARD FORKEY          125 EAST ROAD, WESTMINSTER, MA 01473
--------------------------------------------------------------------------------

CLERK:     EDWARD J. MOLONEY       174 CENTRAL ST., LOWELL, MA 01852
--------------------------------------------------------------------------------

Directors:

                Richard Forkey              125 East Rd., Westminster, MA 01473

                  c. The date initially adopted on which the corporation's fiscal year ends is:

                                     June 30

                  d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                                                 15th of July

                  e. The name and business address of the resident agent, if any of the corporation is:

      IN WITNESS WHEREOF and under the penalties of perjury the above named INCORPORATOR(S) sign(s) these Articles of Organization the 27 day of December 1982.

                                      /s/ Richard Forkey
                                      ------------------------------------------
                                      Richard Forkey

The signature of each incorporator which is not a natural person must be by an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on his behalf to sign the Articles of Organization.